UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2021

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38597	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A Common Stock, $0.01 par value per share	AFIN	The Nasdaq Global Select Market
7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AFINP	The Nasdaq Global Select Market
7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AFINO	The Nasdaq Global Select Market
Preferred Stock Purchase Rights		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective Date for Chief Financial Officer Transition Determined

On February 26, 2021, American Finance Trust, Inc. (the “Company”) announced that the resignation of Katie P. Kurtz as the chief financial officer, treasurer and secretary of the Company, the Advisor and the Company’s property manager will become effective on April 9, 2021. As previously disclosed, on February 19, 2021, Ms. Kurtz notified the Company of her resignation as chief financial officer, treasurer and secretary of the Company effective on a date to be determined, and, on February 22, 2021, the Company’s board of directors unanimously elected Jason Doyle as the chief financial officer, treasurer and secretary of the Company, effective upon Ms. Kurtz’s resignation. Mr. Doyle will therefore become the chief financial officer, treasurer and secretary of the Company on April 9, 2021, and he will also become the chief financial officer, treasurer and secretary of the Advisor and the Company’s property manager on that date. Please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2021 for further information about Ms. Kurtz and Mr. Doyle.

Also on February 26, 2021, upon recommendation of the Company’s compensation committee, the Company’s board of directors approved an amendment to the award agreement for the 69,875 restricted shares of the Company’s Class A common stock previously awarded to Ms. Kurtz pursuant to the Company’s 2018 Omnibus Incentive Compensation Plan (the “Plan”). These restricted shares had been scheduled to vest in 25% increments on each of the first four anniversaries of September 15, 2020, subject to forfeiture if Ms. Kurtz’s employment with the Advisor or its affiliates terminated for any reason. These shares will now vest in full on April 9, 2021, subject to her continued service as chief financial officer, treasurer and secretary of the Company through that date. In addition, upon recommendation of the Company’s compensation committee, the Company’s board of directors granted Ms. Kurtz an additional award of 52,778 restricted shares of the Company’s Class A common stock pursuant to the Plan that will also vest in full on April 9, 2021, also subject to her continued service as chief financial officer, treasurer and secretary of the Company through that date.

The foregoing description of the amendment to existing award and the new award to Ms. Kurtz does not purport to be a complete description and is qualified in its entirety by reference to the form of the amendment to the existing award agreement and the form of award agreement evidencing the new award, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Amendment No. 1 to Restricted Share Award Agreement, dated as of October 7, 2020, between American Finance Trust, Inc. and Katie P. Kurtz.
10.2	Form of Restricted Share Award Agreement between American Finance Trust, Inc. and Katie P. Kurtz.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCE TRUST, INC.

By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer and President (Principal Executive Officer)

Dated: February 26, 2021